UNITED STATES OF AMERICA BEFORE THE FEDERAL ENERGY REGULATORY COMMISSION
Fact-Finding Investigation of Potential Manipulation of Electric & Natural Gas Prices	) ) Docket No. PA02-2-000 )
Affidavit of Michael P. Morrell on behalf of Allegheny Energy Supply Company, LLC

1.  My name is Michael P. Morrell. I am the President of Allegheny Energy Supply Company, LLC, (together with its predecessors, "Allegheny") and have held this position since February 1, 2001. This affidavit supplements my letter to Mr. Donald J. Gelinas filed in this docket May 15, 2002.
I make this affidavit on my own personal knowledge and state, to the best of my knowledge, information, and belief, after conducting a thorough investigation either directly or under my supervision into the trading activities of my company's employees and agents, including Allegheny Energy Global Markets, the trading division of Allegheny, that the contents of this affidavit are true and accurate with regard to Allegheny's trading activities in the U.S. portion of the Western Systems Coordinating Council ("WSCC") during 2000 and 2001.

2.  Allegheny neither bought nor sold wholesale electricity or ancillary services at any time directly from or to the California Independent System Operator (ISO) or the California Power Exchange (PX) during the period 2000-2001. Allegheny bought and sold power in the bilateral, over-the-counter markets in the WSCC during this period, including through its third party scheduling coordinator, and occasionally had excess power scheduled by its third party scheduling coordinator into ISO load zones, for which Allegheny received the ex-post price. At no time however did Allegheny instruct any counterparty to sell power to or buy power from the Cal ISO or Cal PX.

3.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Export of California Power".

4.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Non-firm Export".

5.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Death Star".

6.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Load Shift".

7.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as, "Get Shorty".

8.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Wheel Out".

9.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Fat Boy".

10.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Ricochet".

11.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Selling Non-firm Energy as Firm Energy".

12.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in the strategies designated as "Scheduling Energy to Collect Congestion Charge II".

13.  Responding to your request to admit or deny, Allegheny expressly denies that it directly or indirectly engaged in any of the specific trading strategies outlined in the December 2000 Enron memoranda, and denies specifically engaging in variants of the above-mentioned activities or the strategies designated as "inc-ing load" or "relieving congestion."

14.  With respect to your "Request for Production of Documents" regarding the above strategies, no Allegheny documents exist inasmuch as Allegheny did not engage in any of the subject trading strategies nor did it entertain any such strategies.

15.  With regard to your "Requests for Other Information", Allegheny responds as follows:

          (a) Allegheny did not build under-scheduling of energy into its models or forecasts for 2000 and 2001;

          (b) Allegheny did not purchase energy from or sell energy to any Enron company, including
               Portland General Electric Company, as part of a "Ricochet" (or megawatt laundering) strategy.

          IN WITNESS WHEREOF, I have executed this Sworn Affidavit as of this 21st day of May, 2002.

                                                        By: /s/ Michael P. Morrell
                                                        Name: Michael P. Morrell

STATE OF MARYLAND COUNTY OF WASHINGTON	) ) SS. Hagerstown )

          I hereby certify, that on this 21st day of May, 2002, before me, a Notary Public of the State of Maryland, personally appeared Michael P. Morrell, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he/she executed the same for purposes therein contained.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

My Commission Expires: 10-01-03	Connie L. Bishop Notary Public